UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                               _________________


                                   FORM 8-K


                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

               Date of Report (Date of Earliest Event Reported):
                      March 2, 2005 (February 25, 2005)

                                Friedman's Inc.
            (Exact Name of Registrant as Specified in its Charter)

        Delaware                         0-22356                  58-20583
--------------------------------------------------------------------------------
(State or Other Jurisdiction          (Commission File         (IRS Employer
      of Incorporation)                   Number)            Identification No.)


                            171 Crossroads Parkway
                            Savannah, Georgia 31422
                   (Address of Principal Executive Offices)

                                (912) 233-9333
             (Registrant's telephone number, including area code)


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement.

         On February 25, 2005, Friedman's Inc. (the "Company"), a debtor and debtor in possession under chapter 11 of title 11 of the United States Code, and its wholly-owned subsidiaries, FI Stores Limited Partnership, Friedman's Management Corp., Friedman's Florida Partnership, Friedman's Holding Corp., FCJV Holding Corp., Friedman's Investments LLC and Friedman's Beneficiary Inc., each a debtor and debtor in possession, entered into Amendment No. 1 (the "Amendment") to that certain Secured Super-Priority Debtor In Possession Revolving Credit Agreement (the "DIP Financing Facility") with the lenders and issuers party thereto, and Citicorp USA, Inc. ("Citicorp USA") as Administrative Agent. A description of the DIP Financing Facility is included in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on February 4, 2005, and a copy of the DIP Financing Facility was filed as Exhibit 10.1 thereto.

         As previously announced, Friedman's received Bankruptcy Court approval on January 28, 2005, to borrow up to $40 million under the DIP Financing Facility (the "Interim Financing"). In order for the Company to borrow amounts in excess of the Interim Financing (the "Incremental Financing"), the Company was required to satisfy conditions set forth in the interim order of the Bankruptcy Court and the DIP Financing Facility. Upon the satisfaction of such conditions, including the completion of due diligence by Citicorp USA, the parties entered into the Amendment, which coincided with the closing of the Incremental Facility.

         The Amendment, among other things, provides for $125 million in aggregate revolving commitments under the DIP Financing Facility and sets financial covenant levels for EBITDAR and limitations on capital expenditures, as previously agreed to by the parties to the Amendment. Among other things, the Amendment also revises procedures for cash flow reporting, borrowing base determinations, and sets forth terms to permit payment by the Company of amounts under the pre-petition secured trade credit program. Prior to March 31, 2005, two of the Company's other subsidiaries, Cougar Reinsurance Company Ltd. and FCJV, L.P. (to the extent that it has assets), shall each deliver, among other things, guarantees of the Company's obligations under the DIP Financing Facility.

         The foregoing descriptions are qualified in their entirety by reference to the Amendment, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K.

Item 8.01         Other Events.

         On March 1, 2005, Friedman's issued a press release which announced that it successfully closed the DIP Financing Facility (the "Press Release"). The Press Release also announced that the Company formally responded to the United States Trustee's request for comment regarding two Class A shareholders who had sought the appointment of a separate statutory equity committee to represent the holders of the Company's Class A common shares in the Company's chapter 11 cases. The text of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item. The text of the letter to the United States Trustee is included as
Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01.        Financial Statements and Exhibits.

         (c) Exhibits.

         The following exhibits are filed as part of this report:

Exhibit
Number               Description
------               -----------

Exhibit 10.1 Amendment No. 1, dated as of February 25, 2005, to the Secured Super-Priority Debtor In Possession Revolving Credit Agreement, dated as of January 31, 2005, by and among Friedman's Inc., and certain of its subsidiaries party thereto, and the lenders and issuers parties thereto, and Citicorp USA, Inc., as Administrative Agent

Exhibit 99.1         Press release dated February 28, 2005

Exhibit 99.2         Letter to the United States Trustee dated February 28, 2005

                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  FRIEDMAN'S INC.


Date: March 2, 2005                               By:  /s/ Ken Maher
                                                      -------------------------
                                                       Ken Maher
                                                       Chief Financial Officer

                                 EXHIBIT INDEX

Exhibit
Number               Description
------               -----------

Exhibit 10.1 Amendment No. 1, dated as of February 25, 2005, to the Secured Super-Priority Debtor In Possession Revolving Credit Agreement, dated as of January 31, 2005, by and among Friedman's Inc., and certain of its subsidiaries party thereto, and the lenders and issuers parties thereto, and Citicorp USA, Inc., as Administrative Agent

Exhibit 99.1         Press release dated February 28, 2005

Exhibit 99.2         Letter to the United States Trustee dated February 28, 2005